EXHIBIT 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements have been prepared from the Company’s historical consolidated financial statements and give effect to the Sale. The unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2011 and the year ended March 31, 2011 reflect adjustments as if the Sale had occurred on the first day of each period, respectively. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 reflects adjustments as if the Sale had occurred on June 30, 2011.

Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Sale, and expected to have a continuing impact.

The unaudited pro forma condensed consolidated financial statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Sale will not differ significantly from those presented below. Accordingly, the unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Sale occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers of this Form 8-K filing are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

The unaudited pro forma condensed consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference to this Form 8-K filing.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For Three Months Ended June 30, 2011
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
REVENUES	$-	$-		$-

COSTS AND OPERATING EXPENSES
General and administrative	2,184,939	28,001,260	(b)	30,186,199
Interest expense	2,118,147	1,428,601	(c)	3,546,748
Amortization and depreciation	13,479	-		13,479
Total costs and operating expenses	4,316,565	29,429,861		33,746,426

LOSS FROM OPERATIONS	(4,316,565)	(29,429,861)		(33,746,426)

OTHER INCOME (EXPENSE):
Foreign exchange loss, net	(10,371)	-		(10,371)
Interest income, net	7,603	-		7,603
Other income/(expense), net	(9,500)	6,846,084	(d)	6,836,584

Total other income/(expense)	(12,268)	6,846,084		6,833,816

LOSS BEFORE INCOME TAXES	(4,328,833)	(22,583,777)		(26,912,610)

INCOME TAX BENEFIT	-	-		-

LOSS FROM CONTINUING OPERATIONS	(4,328,833)	(22,583,777)	(k)	(26,912,610)

INCOME FROM DISCONTINUED OPERATIONS	8,654,065	(8,654,065)	(a)	-

NET INCOME/(LOSS)	$4,325,232	$(31,237,842)		$(26,912,610)

BASIC AND DILUTED NET LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS	$(0.08)	$(0.40)		$(0.48)
BASIC AND DILUTED NET INCOME PER COMMON SHARE FROM DISCONTINUED OPERATIONS	$0.16	$(0.16)		$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	55,787,554	55,787,554		55,787,554

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the Year Ended March 31, 2011
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
REVENUES	$-	$-		$-

COSTS AND OPERATING EXPENSES
General and administrative	10,037,072	28,001,260	(b)	38,038,332
Interest expense	5,977,640	3,038,038	(c)	9,015,678
Amortization and depreciation	89,575	-		89,575
Total costs and operating expenses	16,104,287	31,039,298		47,143,585

LOSS FROM OPERATIONS	(16,104,287)	(31,039,298)		(47,143,585)

OTHER INCOME (EXPENSE):
Foreign exchange loss, net	(415,803)	-		(415,803)
Interest income, net	11,388	-		11,388
Other income/(expense), net	7,974	3,230,850	(d)	3,238,824
Total other income/(expense)	(396,441)	3,230,850		2,834,409

LOSS BEFORE INCOME TAXES	(16,500,728)	(27,808,448)		(44,309,176)

INCOME TAX BENEFIT	1,366,631	-		1,366,631

LOSS FROM CONTINUING OPERATIONS	(15,134,097)	(27,808,448)	(l)	(42,942,545)

INCOME FROM DISCONTINUED OPERATIONS	20,015,870	(20,015,870)	(a)	-

NET INCOME/(LOSS)	$4,881,773	$(47,824,318)		$(42,942,545)

BASIC AND DILUTED NET LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS	$(0.28)	$(0.53)		$(0.81)
BASIC AND DILUTED NET INCOME PER COMMON SHARE FROM DISCONTINUED OPERATIONS	$0.38	$(0.38)		$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	53,284,666	53,284,666		53,284,666

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2011
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$247,525	$48,170,139	(f)	$48,417,664
Promissory notes receivable and related interest	192,090	-		192,090
Prepaid expenses and other assets, net	92,127	-		92,127
Current assets from discontinued operations	17,253,448	(17,253,448)	(e)	-

Total current assets	17,785,190	30,916,691		48,701,881

LONG TERM ASSETS
Other fixed assets, net	302,315	-		302,315
Convertible notes issue cost	658,150	(658,150)	(g)	-
Restricted cash	-	36,000,000	(h)	36,000,000
Long term assets from discontinued operations	308,145,196	(308,145,196)	(e)	-

Total long term assets	309,105,661	(272,803,346)		36,302,315

TOTAL ASSETS	$326,890,851	$(241,886,655)		$85,004,196

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$353,096	$-		$353,096
Taxes payable, accrued liabilities and other payables	252,697	-		252,697
Accrued coupon payment	3,061,898	(3,061,898)	(i)	-
Current liability from discontinued operations	27,988,501	(27,988,501)	(e)	-

Total current liabilities	31,656,192	(31,050,399)		605,793

LONG TERM LIABILITIES
Convertible notes issued, net	62,110,173	(62,110,173)	(j)	-
Deferred taxes	3,977,385	-		3,977,385
Deferred consulting agreement	-	5,000,000	(b)	5,000,000
Long term liability from discontinued operations	6,209,010	(6,209,010)	(e)	-

Total long term liabilities	72,296,568	(63,319,183)		8,977,385

TOTAL LIABILITIES	103,952,760	(94,369,582)		9,583,178

COMMITMENTS AND CONTINGENCIES	-	-		-

SHAREHOLDERS’ EQUITY
Common stock outstanding	55,788	-		55,788
Additional paid in capital	164,118,640	-		164,118,640
Retained earnings	58,763,663	(124,933,296)	(e)	(88,753,410)
		(22,583,777)	(k)

Total shareholders’ equity	222,938,091	(147,517,073)		75,421,018

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$326,890,851	$(241,886,655)		$85,004,196

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

BMB MUNAI, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

PRO FORMA ADJUSTMENTS

(a)
Represents adjustments to eliminate the discontinued operations of Emir for the year ended March 31, 2011 and the three months ended June 30, 2011. The Company believes these adjustments are directly attributable to the Sale, and will not continue after the Sale.

(b)
Reflects the estimated and budgeted amount of transaction costs borne by the Company related to the Sale. The transaction costs for the Sale include a finder’s fee and legal opinion fee to Grata in the aggregate amount of $ 2.95 million and a fairness opinion and success fee to UBS in the aggregate amount of $2.00 million. The Company has also budgeted amounts of $12.90 million for severance payments under executive contracts triggered by the Sale ($5.00 million of which is deferred and held in escrow). The remaining $10.15 million is accrued for other budgeted general and administrative expenses through the end of the indemnification period required by the transaction. See the Estimated Net Cash Proceeds note.

(c)	Represents estimated interest expense on the Company’s Senior Notes as if repayment of the notes will occur, based on management’s estimate, on September 19, 2011.

(d)	Represents the gain (loss) on the Sale resulting from the purchase price less book value of Emir and canceling the premium and issuance costs of the issued Senior Notes.

	June 30, 2011	March 31, 2011
Gain on Sale of Emir	$3,732,163	$2,235,076
Gain on canceling coupon payment liability	3,061,898	1,430,108
Loss on canceling Senior Note issuance costs	(658,150)	(738,062)
Gain on canceling Senior Note	710,173	303,728
Other income/(expense), net	$6,846,084	$3,230,850

(e)	Represents adjustments to eliminate assets and liabilities and shareholder’s equity of Emir transferred to the Buyer at the Sale.

(f)	Represents adjustments for the estimated net cash proceeds less cash placed in escrow for the indemnification period. See the Estimated Net Cash Proceeds note.

(g)	Represents the expensing of the Senior Notes issuance costs upon repayment.

(h)	Represents the cash amount placed in escrow as required by the indemnification clause of the Purchase Agreement. See the Estimated Net Cash Proceeds note.

(i)	Represents payment of the accrued coupon payment along with the repayment of the Senior Notes.

(j)	Represents the canceling of the Senior Notes upon repayment from cash proceeds from the Sale.

(k)	Represents the total estimated loss on both the Sale of Emir and the repayment of the Senior Notes for the period ending June 30, 2011.

(l)	Represents the total estimated loss on both the Sale of Emir and the repayment of the Senior Notes for the period ending March 31, 2011.

ESTIMATED NET CASH PROCEEDS

The estimated net cash proceeds from the Sale as if the Sale had occurred on June 30, 2011 based on the pro forma adjustments described above, are as follows:

June 30, 2011
Gross proceeds from sale	$170,000,000
Transaction costs	(4,950,000)
Repayment of convertible notes	(61,400,000)
Interest expense	(1,428,601)
Severance payments	(7,895,801)
General and administrative expenses	(10,155,459)
Estimated net cash proceeds	84,170,139
Less cash placed in escrow	(36,000,000)
Estimated unrestricted net cash proceeds	$48,170,139